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                                                                   EXHIBIT 10.21

                            ASSET PURCHASE AGREEMENT

     Asset Purchase Agreement dated as of March 31, 1999 by and between HyComp, Inc. of 165 Cedar Hill Street, Marlborough, Massachusetts 01752 (the 'Seller') and HyComp Acquisition Corp., c/o SatCon Technology Corporation, 161 First Street, Cambridge, Massachusetts 02141 (the 'Purchaser'), with reference to the following RECITALS:

     A. Seller is in the business of manufacturing of hybrid circuits, thin film circuits and flip chip assembly;

     B. Purchaser wishes to purchase certain equipment and other assets which are used by Seller in its business operations, and Seller desires to sell such assets.

NOW THEREFORE, in consideration of the recitals and of the respective covenants, representations, warranties, and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

     1.   PURCHASE AND SALE

          1.1.  Agreement to Sell.  At the Closing hereunder ( as defined in
                -----------------
Section 2.1) and except as specifically provided in Section 1.3, Seller shall grant, sell, convey, assign, transfer and deliver to Purchaser, all right, title and interest of Seller in and to (a) all of the tangible and intangible assets of Seller including those more fully identified in Section 1.2, (b) the name "HyComp" to the extent of the ownership rights of Seller, if any, and all of the good will associated therewith; all of which shall be free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever (collectively the "Assets").

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          1.2  Included Assets. The Assets shall include, without limitation,
               ---------------
the following assets, properties and rights of the Seller, except as otherwise set forth in Section 1.3 hereof.

          (a) all machinery, equipment, tools, furniture, furnishings, leasehold improvements, goods and other tangible personal property owned by Seller, and shown on Schedule 1.2(a).

          (b)  all prepaid items as shown on Schedule 1.2(b).

          (c) all supplies, raw materials, work in process, finished goods and other inventory as shown on Schedule 1.2(c).

          (d) all right title, and interest of the Seller in and to all purchase orders as shown on Schedule 1.2(d).

          (e) all of Seller's right, title and interest in and to the name "HyComp", to the extent of the ownership rights of Seller, if any, subject to the terms of Section 1.3(e) hereinafter;

          (f) all rights under any trademark, service mark, trade name or copyright, whether registered or unregistered, and any applications therefore;

          (g) all technologies, methods, formulations, data bases, trade secrets, know-how, inventions, and other intellectual property used in Seller's business or under development;

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          (h)  all information, files, records, data, plans, contracts and recorded knowledge including customer and supplier lists, related to the foregoing.

1.3  Excluded Assets.  Notwithstanding the foregoing the Assets shall not
     ---------------
include any of the following (the 'Excluded Assets'):

          (a) the corporate seal, Articles of Organization, minute books, stock books, tax returns, books of account, accounting records or other records of Seller;

          (b) any cash in any of Seller's bank accounts or in transit other than cash received by the Sellers on or after April 1, 1999 with respect to receivables that arise on and after April 1, 1999, which Seller shall remit to Buyer promptly after the receipt thereof in accordance with that certain letter executed today between Buyer and Seller;

          (c) any accounts receivable of Seller as shown on Schedule 1.3(c) other than accounts receivables which arose on and after April 1, 1999;

          (d)  any intercompany receivables of Seller as shown on Schedule
               1.3(d);

          (e) the legal entity, public entity of HyComp, Inc. or its capital stock.

It is agreed that Seller, although selling the name "HyComp" herewith, may continue to use the name "HyComp" in connection with the corporation HyComp, Inc. so long as such corporation does not actively conduct business under such name. At such time as Seller may dissolve its corporate entity it shall retain no further right to the use of the name "HyComp".

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     1.4  Assumption of Liability.  At the Closing hereunder the Purchaser
          -----------------------
shall assume and agree to pay, discharge or perform, as appropriate, the following liabilities and obligations the Seller (the "Assumed Liabilities"):

     (a) all liabilities and obligations of Seller identified on Schedule 1.4(a). All liabilities shall be paid promptly by Purchaser and in all events within the period in which each liability is due.

     (b)  [Intentionally Omitted];

     (c)  all liabilities under the purchase orders set forth in
          Schedule 1.4(c);

     (d) all taxes of Purchaser accruing subsequent to the Closing Date (as defined in Section 2.1);

          Purchaser shall not at the Closing assume or agree to perform, pay or discharge, and Seller shall remain unconditionally liable for, all obligations, liabilities and commitments, fixed or contingent, of Seller (including without limitation, intercompany accounts payable and notes payable to lenders), other than the Assumed Liabilities (such liabilities, obligations and commitments shall hereinafter be referred to as "Seller Liabilities").

     (e) Liability under warranty for all rework and monetary payments to the extent that in the aggregate, for all such liabilities and payments shall be less than $25,000.00.

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1.5  Agreement to Purchase.  At the Closing, Purchaser shall purchase the
     ---------------------
Assets from Seller in exchange for the purchase price payable under Section 1.6 and the assumption of liabilities and obligations of Seller to the extent and as provided in Section 1.4 of this Agreement.

1.6  Purchase Price. As consideration for the Assets, Purchaser shall deliver
     --------------
to Seller at the Closing:

          (a) payment to the Seller of $750,000.00 by delivery of a certified check or by wire transfer completed and with funds immediately available as of the time of Closing (the 'Closing Payment');

          (b) The Purchaser shall pay to Seller a royalty of 5% of all sales made to customers of Seller who are not also customers as of the Closing Date, of Purchaser ('Eligible Customers') for a period of 52 weeks (the "Royalty Period") subsequent to the Closing date. The Eligible Customers are those identified on Schedule 1.6(b) annexed hereto. During the Royalty Period, Purchaser shall provide to Seller at least quarterly such records as Seller may reasonably require to account for all such sales to Eligible Customers. Payment shall be made by Purchaser to Seller after receipt of payment from Eligible Customers by Purchaser on a quarterly basis.

          (c) Amounts identified on Schedule 1.4(a) to be paid at Closing, shall be paid at Closing.

1.7  [Intentionally Omitted]

1.8  Notification to Customers. Purchaser shall make timely notification in
     -------------------------
writing to all customers of Seller giving notice of Purchaser's purchase of

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assets pursuant to this agreement, such notification to be made no later than two (2) weeks after the Date of Closing.

2.   Closing.
     -------

2.1  Time and Place of Closing. The closing (the "Closing") of the sale and
     -------------------------
purchase of the Assets shall take place at 12:00 P.M., Monday, April 12, 1999 (the "Closing Date") at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 or at such other time as may be mutually agreed upon by Purchaser and Seller.

2.2  Items to be Delivered at Closing.
     --------------------------------

     (a)  Purchaser shall deliver to Seller:

          (i)   The Closing Payment;

          (ii) A certificate of vote evidencing approval of the transactions contemplated herein; and

          (iii) Such other documents as Seller may reasonably require;

     (b)  Seller shall deliver to Purchaser:

          (i)   A bill of sale in customary form;

          (ii) A certificate of vote evidencing approval of the transactions contemplated herein;

          (iii) Such legal opinions from Seller's counsel as Purchaser shall reasonably request; and

          (iv)  Such other documents as Purchaser may reasonably require.

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2.3  Delivery of Possession. At the Closing Seller shall put Purchaser in
     ----------------------
possession and operating control of the Assets, including but not limited to all purchase orders, contracts, licenses, customer lists and all other documents, books, records, files, data and property that are part of the Assets. Seller shall execute and deliver such further documents and instruments as Purchaser shall reasonably request from time to time in order to cause full possession and control of the Assets to be transferred and delivered to Purchaser.

3.   REPRESENTATIONS AND WARRANTIES OF SELLER
     ----------------------------------------

     Seller represents and warrants to Purchaser as follows:

     3.1  Corporate Existence.  Seller is a corporation duly organized,
          -------------------
validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

     3.2  Corporate Power; Authorization; Enforceable Obligation. Seller
          ------------------------------------------------------
has the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary corporate action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Seller in accordance with the provisions hereof ("Seller's Documents") will be, duly executed and delivered by Seller and this Agreement constitutes, and Seller's Documents when executed and delivered will constitute, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

     3.3  Validity of Contemplated Transactions, etc.   The execution,
          ------------------------------------------
delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby, does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the

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consent of any other person under, (a) any existing law, ordinance, or governmental rule or regulation to which Seller is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller, (c) the Articles of Organization and By-Laws, each as amended to date, of, or any securities issued by Seller, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, permit license, or other instrument, document or understanding , oral or written, to which Seller is a party, by which Seller may have rights or by which any of the Assets may be bound or affected, or give any party, by which Seller may have rights or by which any of the Assets may be bound or affected, or give any party the right thereunder the right to terminate, modify, accelerate, cancel or otherwise change the existing rights or obligations of Seller thereunder. Except as disclosed by Seller and agreed to by Purchaser on or before the Closing Date no authorization, approval or consent of, and no resignation or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by Seller.

3.4. Financial Statements.
     --------------------

     (a) Seller has also previously delivered to Purchaser its Current unaudited Balance Sheet for February 28, 1999, (the Current Financial Statement") attached as Schedule 3.4(a). The Current Financial Statement will be prepared in accordance with generally accepted accounting principles applied consistently with past practice, and have been certified by the Seller's comptroller in the case of the Current Financial Statements.

     (b) The Financial Statements for February and March fairly present, as of their respective dates, the financial condition of assets and liabilities of Seller; with respect to the contracts and commitments

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            for the sale of goods or the provision of services by Seller, the
            Financial Statements contain and reflect adequate reserves, which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses.

3.5  Absence of Undisclosed Liabilities.  Except as and to the extent
     ----------------------------------
(a) reflected and reserved in the Current Balance Sheet, (b) set forth on
Schedule 3.5 attached hereto or (c) incurred in the ordinary course of business after the date of the Current Balance Sheet and not material in amount, either individually or in the aggregate, Seller does not have any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, unasserted or otherwise, affecting the Assets. For purposes of this Section 3.5 "material" means any amount in excess of $75,000.00.

3.6  Contracts and Commitments.
     -------------------------

             (a) Schedule 3.6 annexed hereto contains complete and correct list and description of the following contracts and agreements, whether written or oral (collectively, the "Contracts"):

       (i)   Delete

       (ii) all pledges, conditional sale or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements relating to any of the Assets to which Seller is a party or by which Seller or any of its property is bound.

       (iii) all contracts, agreements, commitments, purchase orders or other understandings or arrangements to which Seller is a party or by which Seller or any of its property is bound which (A) involve payments or receipts by Seller of more than $5,000.00 in the case

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                      of any single contract, agreement, commitment,
                      understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or (B) which may materially adversely affect the condition (financial or otherwise) or the properties, assets, business or prospects of Seller;

               (iv)   Delete

               (v) all agency, distributor, sales representative and similar agreement to which Seller is a party;

               (vi)   Delete

               (vii) all leases, whether operating, capital or otherwise, under which Seller is lessor or lessee;

               (viii) any other material agreement or contract entered into by
                      Seller, including without limitation, the purchase orders which have been committed to or accepted by Seller.

          (b)  Except as set forth on Schedule 3.6(b) annexed hereto:

               (i) each Contract is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, and Seller does not have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

               (ii)   Delete

               (iii) Seller is not in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of

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                notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto;

          (iv) to the best knowledge of Seller, there is no existing breach or default by any other party to any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto;

          (v) Seller is not restricted by any Contract except by government regulation as part of military specifications under which certain products are manufactured from carrying on its business anywhere in the world; and

          (vi)  Delete

     (c)  Delete

     (d) True, correct and complete copies of all Contracts have previously been delivered by Seller to Purchaser.

3.7  Compliance with Agreements of Laws. Seller has all requisite licenses,
     ----------------------------------
permits, and certificates, including environmental, health and safety permits, from federal, state and local authorities necessary to conduct its business and own and operate its assets (collectively, the "Permits"). Schedule 3.7 annexed hereto sets forth a true, correct and complete list of all such Permits, copies of which have previously been delivered by Seller to Purchaser. All Permits shall inure to the benefit of Purchaser immediately following the Closing without the requirement of obtaining any consent, giving Purchaser the same rights as Seller immediately prior to the Closing.

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

Except as set forth on Schedule 3.7 annexed hereto, Seller has not since
January 1, 1996 received any notice or communication from any federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance.

3.8  Delete

3.9  Disclaimer of All Other Warranties.  EXCEPT AS SET FORTH IN  SECTIONS 3.1
     ----------------------------------
THROUGH 3.7 HEREOF, THE ASSETS ACQUIRED BY PURCHASER HEREUNDER ARE BEING SOLD "AS IS" AND "WHERE IS" WITH ALL FAULTS THAT MAY EXIST THEREIN. SELLER DISCLAIMS ANY WARRANTY OF ANY OTHER KIND, INCLUDING ANY WARRANTY THAT THE ASSETS ARE FIT FOR A PARTICULAR PURPOSE.

3.10 Security Clearance.   Seller received a Facility Security Clearance for
     ------------------
165 Cedar Hill Street, Marlborough, Massachusetts 01752 dated July 24, 1998 from the Defense Investigating Service. This clearance is due to expire on July 23, 1999.

4.   REPRESENTATIONS AND WARRANTIES OF PURCHASER.
     -------------------------------------------
     Purchaser represents and warrants to Seller as follows:

4.1  Corporate Existence. Purchaser is a corporation duly organized, validly
     -------------------
existing and in good standing under the laws of the State of Delaware.

4.2  Corporate Power; Authorization; Enforceable Obligations. Purchaser has
     --------------------------------------------------------
the corporate power, authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary corporate action. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Purchaser in accordance with the provisions hereof ("Purchaser's Documents") will be, duly executed and delivered by Purchaser, and this Agreement constitutes, and

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

Purchaser's Documents when executed and delivered will constitute, the legal, valid and binding obligations of Purchaser; enforceable against Purchaser in accordance with their respective terms.

4.3  Purchaser Objective. The Purchaser acknowledges that it is aware and has
     --------------------
knowledge that shipments and backlog of business of the Seller has declined in volume and that Seller shall have no liability arising from the sales or backlog decline.

4.4.  No Reliance. Purchaser represents that it has conducted its own due
      ------------
diligence and it is relying solely upon such due diligence with which it is satisfied and it is not relying upon any representations of Seller other than the representations contained herein.

5.   CONDITIONS PRECEDENT TO THE CLOSING.
     -----------------------------------

5.1  Lease Obligations. This Agreement is subject to Purchaser executing with
     ------------------
Seller's current landlord (the "Landlord"), on or before the Closing Date, a new lease agreement for the period from the Closing Date to the end of the period of Seller's present lease and an additional period of five (5) years thereafter, for the premises located at 165 Cedar. Hill Street, Marlborough, Massachusetts 01752, and that Seller shall have no obligation to the Landlord during any term of Purchaser's lease or extensions thereof as a result of Purchasers actions or omissions post closing.

5.2  Employment Contract of George Riley. This Purchase Agreement is subject to
     ------------------------------------
the Purchaser executing with George Riley, on or before the Closing Date, an employment contract on terms mutually agreeable to the Purchaser and to George Riley. Further, it is a condition of this Agreement that the Purchaser assumes all liability with respect to all employment benefits and obligations due to George Riley and annexed hereto on Schedule 5.2.

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5.3  Conditions to Obligations of Seller.  The obligations of Seller
     ------------------------------------
to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions:

         (a)   Representations and Warranties. The representations and
               -------------------------------
     warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

         (b)   Performance by the Purchaser.  On or before Closing Date,
               ----------------------------
     Purchaser shall have performed and complied with all agreements and conditions required by this Agreement.

         (c)   Form and Content of Documents. The form and content of all
               ------------------------------
     documents, certificates and other instruments to be delivered by Purchaser shall be reasonably satisfactory to Seller.

         (d)   Litigation Affecting Closing.  No court order shall have
               -----------------------------
     been issued or entered which would be violated by the consummation of the transactions contemplated by this Agreement. No person or entity shall have commenced or threatened to commence any litigation seeking to restrain or prohibit, or to obtain substantial damages in connection with this Agreement or the transactions contemplated by this Agreement.

         (e)   Purchase Price.  Seller shall have received the Closing
               ---------------
     Payment constituting the purchase price for the Assets.

     5.4  Conditions to Obligations of Purchaser.  The obligations of
          ---------------------------------------
     Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction on or before the Closing Date of the following conditions.

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

     (a)   Representations and Warranties. The representations and
           -------------------------------
warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date.

     (b)   Performance by Seller.  Seller shall have performed and
           ----------------------
complied with all agreements and conditions required by this Agreement.

     (c)   No Threatened or Pending Litigation.  On or before the Closing Date,
           ------------------------------------
no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be threatened or pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

     (d)   Delete

     (e)   Form and Content Documents.  The form and content of all
           ---------------------------
documents, certificates and other instruments to be delivered by Seller shall be reasonably satisfactory to Purchaser.

     (b) The transactions contemplated by this Agreement shall have been approved by all necessary corporate and stockholder action by Seller.

6.   NON COMPETITION.  Seller on behalf of itself and its affiliates
     ----------------
agrees that neither Seller nor its affiliates will for a period of five (5) years from the Closing Date either directly or indirectly engage in the hybrid circuit business,

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

the thin film circuit business or the flip chip assembly business, each of which are businesses in which Seller is presently engaged.

7.   TAXES.  Seller will, on a timely basis, file all tax returns for and
     -----
pay any and all taxes which shall become due or shall have accrued (i ) on account of the operation of the business of Seller or the ownership of the Assets during the period on or before the Closing Date or (ii) on account of the sale of the Assets (including a pro-rata portion of all personal property and excise taxes payable with respect to the Assets of Seller).

8.   UNITED STATES GOVERNMENT PROPERTY.  Purchaser acknowledges that certain
     ---------------------------------
equipment upon Seller's premises is the property of the United States Government. Such equipment is listed on Schedule 8 annexed hereto. At Closing Seller shall transfer all such property to the possession of Purchaser. However, Seller makes no representation with regard to the final disposition of said property including but not limited to the length of time it will remain in the possession of Purchaser.

9.   INDEMNIFICATION.
     ---------------

     9.1 Seller hereby indemnifies and holds harmless Purchaser and its affiliates and their respective officers, directors, employees and agents against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by such persons in connection with each and all of the following:

          (a) Any breach by Seller of any representation or warranty in this Agreement;

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

          (b) Any breach of any covenant, agreement or obligation of Seller contained in this Agreement or any other agreement, instrument or document contemplated by this Agreement;
          (c) Any liability or obligation relating to a Seller Liability or otherwise relating to an Excluded Asset;

          (d) Any violation by Seller of, or any failure by Seller to comply with, any law, ruling, order, decree, regulation or zoning, environmental or permit requirement applicable to Seller, the Assets or its business, whether or not any such violation or failure to comply has been disclosed to Purchaser.

          (e) The failure of Purchaser to obtain the protections afforded by compliance with the notification and other requirements of the bulk sales laws in force in the jurisdictions in which such laws may be applicable to either Seller or the transaction contemplated by this Agreement;

          (f) Any warranty claim or product liability claim relating to (I) products manufactured or sold by Seller prior to the Closing Date to the extent resulting in costs, expenses or liabilities to Purchases in the aggregate in excess of $25,000.

          (g)  Any tax liabilities or obligations of Seller;

          (h) Any mortgage, lien, pledge, security interest, charge, claim, restriction or encumbrance of any nature whatsoever effecting or encumbering the Assets; and

               (i) Any failure of Seller to comply with any applicable federal or state securities laws or applicable laws relating to shareholder appraisal rights.

          9.2  By Purchaser.  Purchaser hereby indemnifies and holds harmless
               ------------
Seller and its affiliates and their respective officers, directors, employees and agents from any and all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) reasonably incurred by such persons, in connection with each and all of the follows:

          (a) Any breach by Purchaser of any representation or warranty in this Agreement;
          (b) Any breach of any covenant, agreement or obligation of Purchaser contained in this Agreement or in any other agreement, instrument or document contemplated by this Agreement;

          (c)  Any Assumed Liability; and

          (d) Any liability relating to the operation of the business purchased by Purchaser pursuant to this Agreement first arising after the Closing Date (other than a liability resulting from a breach of a representation by Seller or with respect to which Purchaser is indemnified pursuant to Section 9.1 of this Agreement.

          (e) Any liabilities arising out of the operation of the business by Purchaser first occurring on or after the Closing Date relating to any claims of vendors of Seller and any claims of Employees of Seller who are hired by Purchaser.

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

9.3  Claims for Indemnification. Whenever any claim shall arise for
     --------------------------
indemnification hereunder the party seeking indemnification (the "Indemnified Party"), shall promptly notify the party from whom indemnification is sought (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third-party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to Indemnification hereunder without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld, unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in Section 9.4 of this Agreement.

9.4  Defense of Indemnifying Party. In connection with any claim giving rise
     -----------------------------
to indemnity hereunder resulting from or arising out of any claim or legal preceding by a person who is not a party to this Agreement the Indemnifying Party at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it acknowledges to the Indemnified Party in writing its obligations to indemnify the Indemnified Party with respect to all elements of such claim. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within thirty (30) days after the date such claims is made,
(a) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense. If the indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such third party claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such third party claim in a reasonably prudent manner.

9.5  Payment of Indemnification Obligation. All indemnification by Purchaser or
     -------------------------------------
Seller hereunder shall be effected by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification liability.

9.6  Survival of Representations; Claims for Indemnification. All
     -------------------------------------------------------
representations and warranties made by the parties herein or in any instrument or document furnished in connection herewith shall survive the Closing and any investigation at any time made by or on behalf of the parties hereto. All claims for indemnification relating to a breach of a representation or warranty shall be asserted prior to the end of the twelve month period commencing on the Closing Date.

10.  SELLER'S EMPLOYEES.  As of the Closing Date, Purchaser shall offer
     ------------------
employment to the employees of Seller listed on Schedule 10 annexed hereto. As of the Closing Date, all employees who are employed by Purchaser shall no longer be considered employees of Seller for any purposes.

11.  MISCELLANEOUS.
     -------------

     11.1  Amendment. This Agreement may only be amended by an instrument
           ---------
     in writing signed on behalf of each of the parties hereto.

     11.2  Extension Waiver.  At any time prior to the Closing the parties
           ----------------
     hereto may extend the time for the performance of any of the obligations or other acts of the other parties hereto, waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of both parties.

      11.3  Counterparts.  This Agreement may be executed in two or more
            ------------
      counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      11.4  Governing Law.  This Agreement shall be governed and construed
            -------------
      in accordance with the laws of the Commonwealth of Massachusetts. Each party hereby irrevocably submits to the jurisdiction of the Superior Court of the Commonwealth in respect of any suit, action or proceeding arising out of this Agreement, and irrevocably accepts for themselves for and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid court.


11.5  Notice.  Any notice, request, demand, waiver, consent, approval
      ------
or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by registered or certified mail, postage prepaid, as follows:

               If to Seller, to:

               HyComp, Inc.
               C/o XIT Corporation
               4290 East Brickell St.
               Ontario, California 91761-1511
               Attention: Carmine T. Oliva

                 With a required copy to:
                 Gaffin & Waldstein
                 P.O. Box 886
                 1101 Worcester Rd.
                 Framingham, Massachusetts 01701
                 Attention:  Thomas G. Waldstein, Esq.


                 If to Purchaser to:
                 HyComp Acquisition Corp.
                 c/o SatCon Technology Corporation
                 161 First Street
                 Cambridge, Massachusetts 02142


                 [Remainder of Page Intentionally Left Blank]

          Attention:  David B. Eisenhaure

               With a required copy to:
               Hale and Dorr LLP
               60 State Street
               Boston, Massachusetts 02109
               Attention:  Jeffrey N. Carp, Esq.

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein.

11.6  Assignment and Binding Effect.  This Agreement may not be assigned prior
      ------------------------------
to the Closing by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provision of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of Seller and Purchaser.

11.7  Brokers and Finders Fees. Seller, on the one hand, and Purchaser, on the
      -------------------------
other hand, each to the other represent and warrant that any and all broker's or investment banker's fees due and payable as a result of this Agreement shall be the sole and exclusive responsibility of the party who has engaged such broker or investment banker on its behalf.

11.8  Severability. Any provision of this Agreement which is invalid
      -------------
or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the date set forth above.

                                 HyComp, Inc.


                             By: /s/ Carmine T. Oliva
                                 --------------------------------
                                 Carmine T. Oliva
                                 Chairman and CEO


                                 HyComp Acquisition Corp.


                             By: /s/ David B. Eisenhaure
                                 --------------------------------
                                 David B. Eisenhaure
                                 President and CEO

                               Omitted Schedules
                               -----------------

     Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, SatCon Technology Corporation has, with respect to the Asset Purchase Agreement by and between HyComp, Inc. and HyComp Acquisition Corp., dated as of March 31, 1999, omitted to file the related schedules (listed below). These schedules will be supplementally furnished to the Commission upon request.


                                   Schedules

     1.2a       Machinery and Equipment
     1.2b       Prepaid Items
     1.2c       Inventory
     1.2d       Purchase Orders
     1.3c       Accounts Receivable
     1.3d       Intercompany Receivables
     1.4a       February Balance Sheet
     1.4c       Liabilities Under Purchase Orders
     1.6b       Eligible Customers for Royalty
     1.6c.i.    Employee Severance
          ii.   Vacation Pay
          iii.  J. Madden Bonus
          iv.   C. O'Connell Reimbursement
          v.    Seller Expenses from March 31 to Closing
     1.7        Allocation of Purchase Price
     3.6a.ii.   Pledges on Assets
        a.iii.  Contracts, Commitments, Purchase Orders
         a.v.   Distributors/Sales Representatives
         a.vii. Leases
     3.6b       Exceptions re: contracts
     3.7        Permits
     5.2        G. Riley Benefits and Obligations
     8          United States Government Property
     10         Purchaser  Employees Hired